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Number                              [Logo]                           Units

--------                                                           ----------

                                 GEN TRAK, INC.

See Reverse Side For                                        CUSIP 36867  A 20 2
Certain Definitions

         UNITS CONSISTING OF TWO SHARES AND TWO REDEEMABLE WARRANTS EACH
                     TO PURCHASE ONE SHARE OF COMMON STOCK.

          Authorized Capitalization: 25,000,000 Shares of Common Stock


This certifies that __________________________________________________ is the
owner of _____________________ Units as described above, transferrable only on the books of the Corporation by the holder hereof in person or by his or her duly authorized attorney, on surrender of this Certificate properly endorsed.

Each unit ("Unit") consists of two (2) shares of the common stock, par value $.01 per share ("Common Stock"), of Gen Trak, Inc., a Pennsylvania corporation (the "Corporation") and two (2) Redeemable Common Stock Purchase Warrants ("Warrants"), each to purchase one (1) share of common stock for $6.00 per share at any time on or after (i) ________________, 1999 or (ii) such earlier time as shall be determined by Barron Chase Securities Inc. and before 5:00 o'clock p.m. Eastern Daylight Time on June ________________ , 2004 (or such earlier date as the Warrants are redeemed ) (the "Expiration Date"). The Common Stock and Warrants included in each Unit will not be detachable or separately transferrable from each other until the earlier of ____________, 1999 or such earlier date as shall be determined by Barron Chase Securities Inc. (the "Separation Date"). After the Separation Date, holders of Units must submit their certificates to the Transfer Agent and Registrar of the Corporation (which firm is also the Warrant Agent as defined below) to be exchanged for Common Stock and Warrant certificates. The terms, rights and privileges of the Warrants are set forth in the Warrant Agreement dated June __, 1999 by and between the corporation and StockTrans, Inc. (the "Warrant Agent"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the office of Warrant Agent at 7 E. Lancaster Avenue, Ardmore, PA 19003, and are available to any warrant holder on written request and without cost. The Warrants shall be void unless exercised before 5:00 p.m. New York City time on the Expiration Date.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the corporation.


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WITNESS the facsimile seal of the Corporation and the facsimile signatures of his duly authorized officers


Dated:______________________                          GEN TRAK, INC.


                                           --------------        --------------
                                              Secretary             President


Countersigned and registered
         StockTrans, Inc.
           Transfer Agent and
           Registrar

By:___________________________
         Authorized Signature


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                          [REVERSE OF UNIT CERTIFICATE]

                                 GEN TRAK, INC.


         The Company will furnish without charge a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.
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
TEN COM - as tenants in common                     UNIF GIFT MIN ACT_________ Custodian _________
                                                                     (Cust)               (Minor)
TEN ENT - as tenants by the entireties                        under Uniform Gifts to Minors
JT TEN  - as joint tenants with right of
          survivorship and not as tenants                     Act _______________________
                    in common                                             (State)


                                                     Additional abbreviations may also be Used though
                                                     not in the above list


For Value Received ____________________________ hereby sell, assign and transfer unto

Please insert Social Security or Other
     Identifying Number of Assignee

_______________________________________


_____________________________________________________________________________________________
         Please print or typewrite name and address, including the zip code of assignee

_____________________________________________________________________________________________


_____________________________________________________________________________________________


_________________________________________________________________________________________Units
represented by the within Certificate, and do hereby irrevocably constitute and apppoint


_____________________________________________________________________________________Attorney
to transfer the said Units on the books of the within named Company with full power of substitution in the _________________.

                                       NOTICE:__________________________________________________
                                              The signatures to this Assignment must correspond
                                              with the name(s) upon the face of this Certificate
                                              in every particular without alteration
                                              or enlargement or any change whatsoever.

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
                                        SIGNATURES GUARANTEED:__________________________________________
                                                              The signature must be guaranteed by an eligible
                                                              Guarantor  institution banks, stockbrokers, savings
                                                              And loan associations and credit unions with
                                                              Membership  in an approved signature guarantee
                                                              medallion program pursuant to SEC Rule 17Ad-15
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KEEP THIS CERTIFICATE IN A SAFE PLACE IF IT IS LOST, STOLEN, MUTILATED OR
DESTROYED, THE BANK WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE
ISSUANCE OF A REPLACEMENT CERTIFICATE.-